Exhibit 99.1

ARES CAPITAL CORPORATION TO HOST ANALYST DAY ON MAY 25, 2011

New York, NY—May 23, 2011—Ares Capital Corporation (“Ares Capital”) (Nasdaq: ARCC) announced today that it will host an Analyst Day for current and prospective research analysts at its New York offices on May 25, 2011.  The live presentation of the Analyst Day conference is scheduled to begin at 10:00 a.m. EDT and conclude at 3:00 p.m. EDT.  During the presentation, representatives of Ares Capital and its investment adviser will review Ares Capital’s investment strategy, markets, performance and capital position. In addition, representatives of Ares Management LLC (“Ares Management”) the parent of Ares Capital’s investment adviser, will make brief presentations, which, among other things, will provide an overview of how Ares Capital benefits from the Ares Management platform and a discussion of market conditions.

All interested parties are invited to listen to the live webcast, which will be hosted on a webcast link located on the home page of the Investor Resources section of our website at http://www.arescapitalcorp.com.  Please visit the website to test your connection before the webcast.  The webcast link will also include a link to a slide presentation that complements the discussions being held at the Analyst Day conference. A replay of the webcast and the accompanying slides will remain available at the same location through June 1, 2011 at 9:00 a.m. EDT.

Domestic callers can also listen to the webcast by dialing (866) 843-0890. International callers can listen to the webcast by dialing +1 (412) 317-9250. All callers will need to enter the Participant Elite Entry Number 4833931 followed by the # sign and reference “Ares Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available approximately one hour after the end of the conference through 9:00 a.m. EDT on June 1, 2011 to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference account number 451256. An archived replay will also be available on a webcast link located on the Investor Resources section of our website at http://www.arescapitalcorp.com.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast may constitute may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Capital undertakes no duty to update any forward-looking statements made herein or on the webcast.

ABOUT ARES CAPITAL CORPORATION

Ares Capital is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. With offices in Atlanta, Chicago, Los Angeles, New York and Washington, D.C., Ares Capital is a specialty finance company that provides integrated debt and equity financing solutions to U.S. middle market companies. Ares Capital invests primarily in first- and second-lien loans and mezzanine debt, which in some cases includes an equity component. To a lesser extent, Ares Capital also makes equity investments. Ares Capital is externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, a global alternative asset manager and a Securities and Exchange Commission registered investment adviser. As of March 31, 2011, Ares Management LLC had approximately $40 billion of committed capital under management.

AVAILABLE INFORMATION

Ares Capital’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.  The information on Ares Capital’s website is not deemed incorporated by reference herein.

CONTACT
Carl Drake
Ares Capital Corporation
212-750-7300